EXHIBIT 99.2

RESIGNATION OF DIRECTOR

July 25, 2024

Visium Technologies, Inc.

4094 Majestic Lane, Suite 360

Fairfax, Virginia 22033

Re: Notice of Resignation

To whom it may concern:

I resign as a Director of Visium Technologies, Inc., effective immediately.

My resignation is not because of a disagreement with Visium Technologies, Inc. on any matter relating to its operations, policies, or practices.

Sincerely,

/s/ Emmanuel Esaka
EMMANUEL ESAKA